Exhibit 3.2(f)
  Amendment to Certificate of Incorporation of the Company, filed May 12, 1999

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       PLAY CO. TOYS & ENTERTAINMENT CORP.



         Under Section 242 of the Delaware Corporation Law:

     The   undersigned,   for  the  purpose  of  amending  the   Certificate  of
Incorporation of Play Co. Toys & Entertainment Corp. (the "Corporation"), does hereby certify and set forth:

FIRST:

     The name of the Corporation is

                           PLAY CO. TOYS & ENTERTAINMENT CORP.
SECOND:

     The Certificate of Incorporation was filed by the Department of State on June 15, 1994.

THIRD:

     The amendment to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is (i) to increase the number of authorized shares of Common Stock, par value $0.01 per share, from 51,000,000 to 160,000,000 and (ii) to increase the authorized number of shares of Series E Preferred Stock, par value $0.01 per share, from 10,000,000 to 25,000,000. Accordingly, the Certificate of Incorporation of this Corporation is amended by changing "Article FOURTH," so that, as amended, said Article shall read as follows:

         FOURTH:

     A. Authorized Capital Stock. The total number of shares of all classes of capital stock which this Corporation shall have authority to issue is
(190,500,000)  shares  consisting  of ONE HUNDRED  SIXTY  MILLION  (160,000,000)
shares of Common Stock, par value $0.01 per share (the "Common Stock"), and THIRTY MILLION FIVE HUNDRED THOUSAND (30,500,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") of which TWENTY-FIVE MILLION (25,000,000) shares are designated "Series E Preferred Stock" and FIVE MILLION
FIVE HUNDRED THOUSAND (5,500,000) shares are designated "Series F Preferred Stock," the relative rights, preferences, and limitations of which are as set forth in subparagraph of this Article FOURTH.

     B. Series E Preferred Stock.

     (i) Designation. The designation of this series of Preferred Stock, par value $0.01 per share, shall be the "Series E Preferred Stock." The number of shares of Series E Preferred Stock authorized hereby shall be 25,000,000 shares.

     (ii) Rank. The Series E Preferred Stock shall, with respect to rights on liquidation, winding up, and dissolution, rank (a) junior to any other Senior Securities established by the Board of Directors and, if required by Section
(vii), approved by the affirmative vote of the holders of a majority of the shares of the Series E Preferred Stock, the terms of which shall specifically

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provide that such series shall rank prior to the Series E Preferred  Stock;  (b)
on a parity with any other Parity Securities established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series E Preferred Stock; and (c) prior to any other Junior Securities of the Corporation.

     (iii) Dividends. The Series E Preferred Stock shall not have any right to dividends.

     (iv) Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $1.00 per share for each share outstanding, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holders of the outstanding shares of the Series E Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Series E Preferred Stock or any other Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of the outstanding shares of Series E Preferred Stock and the holders of outstanding shares of such other Parity Securities are entitled were paid in full.

     (b) For the purposes of this Article FOURTH, neither the voluntary sale, conveyance, lease, exchange, nor transfer (for cash, shares of stock, securities, or their consideration) of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (v) Redemption. The shares of Series E Preferred Stock are not redeemable by the Corporation.

     (vi) Conversion.

     (a) Subject to, and upon  compliance  with,  the provisions of this Section
(vi), the holder of a share of Series E Preferred Stock designated shall have the right, at such holder's option, at any time commencing two years from issuance and terminating five years from issuance, to convert such share into 6 fully paid and non-assessable shares of Common Stock of the Corporation.

     (b) (1) In order to exercise the conversion privilege, the holders of each share of Series E Preferred Stock to be converted shall surrender the certificates representing such shares at the office of the transfer agent for the Series E Preferred Stock, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series E Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

     (2) As promptly as practicable  after the surrender of the certificates for

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shares of Series E Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (iv).

     (3) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series E Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open and such notice is received by the Corporation. All shares of Common Stock delivered upon conversion of the Series E Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     (c) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purposes of effecting conversions of the Series E Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series E Preferred Stock not theretofore converted. For purposes of this subsection (d), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series E Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     (vii) Voting Rights. The holders of record of shares of the Series E Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section (vii)(a) or as otherwise provided by law.

     (a) So long as any shares of the Series E Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series E Preferred Stock, voting as a class, vote to amend the Corporation's Certificate of Incorporation to (i) increase or decrease the aggregate number of authorized shares of the Series E Preferred Stock; (ii) increase or decrease the par value of the Series E Preferred Stock; or (iii) alter the preferences, powers, or rights of the Series E Preferred Stock so as to affect them adversely.

     (b) In exercising the voting rights set forth in this Section (vii), each share of Series E Preferred Stock shall have one vote per share.

     C. Series F Preferred Stock.

     (i) Designation. The designation of this series of Preferred Stock, par value $0.01 per share, shall be the "Series F Preferred Stock." The number of shares of Series F Preferred Stock authorized hereby shall be 5,500,000 shares.

     (ii) Rank. The Series F Preferred Stock shall, with respect to rights on liquidation, winding up, and dissolution, rank (a) junior to any other Senior Securities established by the Board of Directors, including the Series E Preferred Stock, and, if required by Section (vii), approved by the affirmative vote of the holders of a majority of the shares of the Series F Preferred Stock, the terms of which shall specifically provide that such series shall rank prior to the Series F Preferred Stock; (b) on a parity with any other Parity

Securities established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series F Preferred Stock; and (c) prior to any other Junior Securities of the Corporation.

     (iii) Dividends.

     (a) The holders of the shares of the Series F Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at $0.09 per share. The dividend is payable quarterly, subsequent to the initial payment date declared by the Board of Directors (the "Series F Dividend Payment Dates"), in preference to dividends on the Junior Securities. Such dividend shall be paid to the holder of record by the close of business on the date thirty business days after the Series F Dividend Payment Dates, which dividend may be paid in cash or kind, at the discretion of the Corporation. Each of such dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the date such dividends are payable as herein provided.

     (b) If at any time the Corporation shall have failed to pay full dividends which have accrued (whether or not declared) on any Senior Securities, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the shares of the Series F Preferred Stock or any other Parity Securities unless, prior to or concurrently with such declaration, payment, or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of Senior Securities shall have been or are declared and paid or set apart for payment, without interest. No dividends shall be declared or paid or set apart for payment on any Parity or Junior securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series F Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If any dividends are not paid in full, as aforesaid, upon the shares of the Series F Preferred Stock and any other Parity Securities, the Corporation distribute the dividend pro rata so that the amount of dividends declared per share on the Series F Preferred Stock and such other Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Preferred Stock and such other Parity securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F Preferred Stock or any other Parity Securities which may be in arrears.

     (c) Holders of the shares of the Series F Preferred Stock shall be entitled to receive the dividends provided for in paragraph (iii)(a) hereof in preference to and in priority over any dividends of other Parity Securities and any other Junior Securities.

     (d) Subject to the foregoing provisions of this Section (iii) the Board of Directors may declare, and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights, or options exercisable for or convertible into any of the Junior Securities, and the holders of shares of the Series F Preferred Stock shall not be entitled to share therein.

     (iv) Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the shares of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $3.00 per share for each share outstanding, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holders of the outstanding shares of the Series F Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, including the Series E Preferred Stock, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Series F Preferred Stock or any other Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of the outstanding shares of Series F Preferred Stock and the holders of outstanding shares of such other Parity Securities were paid in full.

     (b) For the purposes of this Article FOURTH, neither the voluntary sale, conveyance, lease, exchange, nor transfer (for cash, shares of stock, securities, or their consideration) of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (v) Redemption.

     (a) Notice. The Corporation may, at any time commencing one years from issuance, redeem all of the issued and outstanding shares of the Series F Preferred Stock for a per share price of $3.00 (the "Redemption Price"), plus accrued but unpaid dividends, upon the terms set forth below. If the Corporation desires to redeem the Series F Preferred Stock, it shall deliver notice (the "Redemption Notice") by regular mail to each holder of record of the Series F Preferred Stock at the address of each holder as it appears on the books of the Corporation. Dividends shall cease accruing on the date of the Redemption Notice.

     (b) Delivery of Certificates and Payment. On or before the tenth day after the date of the Redemption Notice (the "Period"), each holder of the Series F Preferred Stock shall deliver to the secretary of the Corporation at its principal office his certificate for the Series F Preferred Stock, duly endorsed in blank (or accompanied by proper instruments of transfer). Upon such surrender the holder thereof shall be entitled to receive payment of the Redemption Price for each share of the Series F Preferred Stock so surrendered. The Corporation shall make such payment within five days after the later of (i) the date on which the holder delivered such certificates or (ii) the last day of the Period.

     (vi) Conversion.

     (a) Subject to, and upon  compliance  with,  the provisions of this Section
(vi), the holder of a share of Series F Preferred Stock designated shall have the right, at such holder's option, to convert such share into two fully paid and non-assessable shares of Common Stock of the Corporation, at any time commencing six months from issuance.

     (b) (1) In order to exercise the conversion privilege, the holders of each share of Series F Preferred Stock to be converted shall surrender the certificates representing such shares at the office of the transfer agent for the Series F Preferred Stock, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series F Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

     (2) As promptly as practicable after the surrender of the certificates for shares of Series F Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (vi).

     (3) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series F Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open and such notice is received by the Corporation. All shares of Common Stock delivered upon conversion of the Series F Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     (c) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purposes of effecting conversions of the Series F Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series F Preferred Stock not theretofore converted. For purposes of this subsection (d), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series F Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     (vii) Voting Rights. The holders of record of shares of the Series F Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section (vii)(a) or as otherwise provided by law.

     (a) So long as any shares of the Series F Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series F Preferred Stock, voting as a class, vote to amend the Corporation's Certificate of Incorporation to (i) increase or decrease the aggregate number of authorized shares of the Series F Preferred Stock; (ii) increase or decrease the par value of the Series F Preferred Stock; or (iii) alter the preferences, powers, or rights of the Series F Preferred Stock so as to affect them adversely.

     (b) In exercising the voting rights set forth in this Section (vii), each share of Series F Preferred Stock shall have one vote per share.

     D. Common Stock

     (i) Dividends. Subject to the liquidation rights of the Preferred Stock, the holders of Common Stock shall be entitled to share equally all dividends declared and paid by the Corporation.

     (ii) Voting. The holders of record of Common Stock shall have one vote, on all matters upon which stockholders of the Corporation may vote, for each share of the Common Stock held by them.

     (iii) Dissolution, Liquidation, Etc. In the event of the dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and after the payment to the holders of the Preferred Stock as provided for in this Certificate of Incorporation, the remaining assets of the Corporation shall be distributed to the holders of the Common Stock.

     FIFTH:  The amendment to the Articles of  Incorporation  of the Corporation
set  forth  above  was  adopted  by  majority   consent  of  the   Corporation's
shareholders at the Corporation's annual meeting held on May 5, 1999.

     IN WITNESS WHEREOF, the undersigned President of this Corporation has executed this Certificate of Amendment on this 5th day of May, 1999.


PLAY CO. TOYS & ENTERTAINMENT CORP.

By:
Richard Brady, President
By:
James Frakes, Secretary